Exhibit 99.4
THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt about the Offer or the action you should take, you are recommended immediately to seek your own personal financial advice from your stockbroker, bank manager, solicitor, accountant or other independent financial adviser duly authorised under the Financial Services and Markets Act 2000 if you are resident in the United Kingdom and, if not, from another appropriately authorised independent financial adviser.
The Offer (including the Mix and Match Facility) is not being made, in or into, and is not capable of acceptance in or from, any Restricted Jurisdiction. In addition, the Offer (including the Mix and Match Facility) is not being made, directly or indirectly, in or into, or by the use of the mails or by any means or instrumentality (including, without limitation, by means of telephone, facsimile, telex, or internet or other forms of electronic communication) of interstate or foreign commerce of, or any facilities of a securities exchange of any Restricted Jurisdiction and will not be capable of acceptance by any such use, means, instrumentality or facility or from within any Restricted Jurisdiction. Accordingly, the Offer Document, the Form of Acceptance and any other related documents are not being, and must not be, directly or indirectly, mailed or otherwise distributed or sent in or into any Restricted Jurisdiction. Doing so may render invalid any purported acceptance of the Offer. Custodians, nominees and trustees should observe these restrictions and should not send or distribute this document or the accompanying documents in or into any Restricted Jurisdiction. Further details relating to overseas shareholders are set out in paragraph 2 of Part B of Appendix I to the Offer Document.
This Form of Acceptance should be read in conjunction with the accompanying offer document dated 24 February 2010 (the Offer Document). The definitions used in the Offer Document apply in this Form of Acceptance. The provisions of Appendix I to the Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by each EHL Shareholder.
If you have sold or otherwise transferred all of your EHL Shares, please send this Form of Acceptance and the Offer Document at once, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, such documents should not be distributed, forwarded or transmitted in or into any Restricted Jurisdiction.

FORM OF ACCEPTANCE, AUTHORITY AND ELECTION
Recommended Cash and Share Offer
by
Espirito Santo Investment Holdings Limited
for
Execution Holdings Limited

PROCEDURE FOR ACCEPTANCE
•	To accept the Offer, use this Form of Acceptance and follow the instructions and notes for guidance set out on pages 2, 3, 6, 7 and 8. All EHL Shareholders who are individuals must sign the Form of Acceptance in the presence of a witness who must also sign where indicated. If you hold EHL Shares jointly with others, you must arrange for all your co-holders to sign this Form of Acceptance.

•	The information on page 6 of this Form of Acceptance may help to answer queries you may have about the Form of Acceptance and procedure for responding to the Offer.

•	Please return this Form of Acceptance, duly completed and signed and accompanied by your share certificate(s) and/or other document(s) of title either by post or, during normal business hours, by hand to Ms Nicola Reason at Execution Noble Limited, Block D, The Old Truman Brewery, 91 Brick Lane, London E1 6QL as soon as possible, but in any event so as to be received by no later than 11.00 a.m. (London time) on Friday 19 March 2010.

•	If your share certificate(s) and/or other document(s) of title is/are not readily available or is/are lost, this Form of Acceptance should nevertheless be completed, signed and returned as stated above so as to be received no later than 11.00 a.m. (London time) on Friday 19 March 2010 and an indemnity for lost share certificate(s) and/or other document(s) of title satisfactory to ESIHL should be lodged as soon as possible thereafter with Nicola Reason at Execution Noble Limited at the address set out above.

•	Please read Parts A, B and C of Appendix I to the Offer Document, the terms of which are incorporated in and form part of this Form of Acceptance.

•	A Form of Acceptance contained in an envelope postmarked in a Restricted Jurisdiction or otherwise appearing to ESIHL or its agents to have been sent from any of those countries will not constitute a valid acceptance of the Offer.
DO NOT DETACH ANY PART OF THIS FORM OF ACCEPTANCE
IF YOU HAVE ANY QUESTIONS AS TO HOW TO COMPLETE THIS FORM OF ACCEPTANCE, PLEASE
CONTACT NICOLA REASON ON +44 (0)20 7456 1678

HOW TO COMPLETE THIS FORM OF ACCEPTANCE
The provisions of Parts A, B and C of Appendix I to the Offer Document are incorporated into and form part of this Form of Acceptance.

 1

The Offer
To accept the Offer, insert in Box  1  the total number of EHL Shares for which you wish to accept the Offer, whether or not you wish to make an election under the Mix and Match Facility in respect of such EHL Shares. You must also sign Box  3  which will constitute your acceptance of the Offer, and complete Box  4  and Box  7 . If applicable you should also complete Box  6 . If no number or a number greater than your registered holding of EHL Shares is inserted in Box  1  and you have signed Box  3  you will be deemed to have inserted in Box  1  and to have accepted the

Offer in respect of your entire registered holding of EHL Shares (being your entire holding under the name and address specified in Box  4 ). If you put “No” in Box  5  you may be deemed not to have accepted the Offer.

 2A

 2B

Mix and Match Facility
To elect for additional New ESIHL Shares instead of cash consideration to which you would otherwise have been entitled under the basic terms of the Offer, you should first complete Box  1  and then write in Box  2A  the number of EHL Shares for which you wish to receive New ESIHL Shares rather than cash as consideration under the Offer.
OR
To elect for additional cash consideration instead of New ESIHL Shares to which you would otherwise have been entitled under the basic terms of the Offer, you should first complete Box  1  and then write in Box  2B  the number of EHL Shares for which you wish to receive cash consideration rather than New ESIHL Shares as consideration under the Offer.
You may complete one of Box  2A  and Box  2B  but not both. If you complete both, you will be deemed not to have made a valid election under the Mix and Match Facility.

If you make an election (whether by completing Box  2A  or  2B  ) in relation to a proportion of your holding only, you will receive the basic Offer consideration in respect of the proportion of shares for which you have not made an election (i.e. if you were to make an election in respect of 70% of your shares, 30% of your shares would receive the basic Offer consideration).
In the case of elections under either of Box  2A  or Box  2B  you must also sign Box  3  and complete Box  4  and Box  7  . If applicable, you should also complete Box  6  .
If a greater number than that the number inserted in Box  1  is inserted in Box  2A  or  2B  , as the case may be, the number inserted in Box  2A  or  2B , as the case may be, shall be deemed to be the maximum number of EHL Shares in respect of which you are entitled to make an election under the Mix and Match Facility.
If you put “No” in Box  5  you may be deemed not to have made a valid election under the Mix and Match Facility.

 3

Signatures
You must sign Box  3  regardless of which other box(es) you complete and, in the case of a joint holding, arrange for all other joint holders to do likewise. Each holder who is an individual must sign in the presence of a witness who must

If the acceptance is not made by the registered holder(s), insert the name(s) and capacity (e.g. executor) of the person(s) making the acceptance. A company may either execute under seal, the seal being affixed

A company incorporated outside England and Wales should execute in accordance with the laws of the relevant jurisdiction in which the company is incorporated. Each officer signing should state the office he also sign and complete Box  3  where indicated. The witness must be over 18 years of age, must not be a family member of the EHL Shareholder(s) in question and must not be one of the joint registered holders. The same witness may witness each signature of the joint holders.
and witnessed in accordance with its articles of association or other regulations, or in accordance with section 44 of the Companies Act 2006.
holds. In all cases, execution on behalf of a company should be expressed to be by the company.

 4

Full name(s) and address(es)
Complete Box  4  with the full name and address of the sole or first-named registered holder together with the full names and addresses of all other joint holders (if any) in BLOCK CAPITALS.

Unless you complete Box  6 , this is the address to which your consideration will be sent. If the address inserted in Box  4  is in any Restricted Jurisdiction, you must insert in Box  6  an alternative address outside any Restricted Jurisdiction.

 5

Overseas Shareholders
If you are unable to give the warranties required by paragraph (b) of Part C of Appendix I to the Offer Document, YOU MUST PUT “NO” IN BOX  5  .

If you do not put “NO” in Box  5  you will be deemed to have given such warranties.

 6

Alternative address for despatch of consideration and/or other documents
If you wish the consideration pursuant to the Offer and/or other documents to be sent to an address other than the address of the first named holder set out in Box  4  or to someone other than the first named registered holder at the address set out in Box  4  (e.g. your bank manager or stockbroker) you should complete Box  6 . Box  6  must also be completed by holders with registered addresses in a Restricted Jurisdiction or holders who have completed Box  4  with an address in a Restricted Jurisdiction.
You must not insert in Box  6  an address in a Restricted Jurisdiction.

 7

Daytime telephone number
Insert in Box  7  your daytime telephone number in case of queries.

FORM OF ACCEPTANCE RELATING TO THE OFFER

 1

TO ACCEPT THE OFFER (whether or not you wish to make an election under the Mix and Match Facility)
Complete Box  1 , Box  4  and Box  7  and sign Box  3 .

Box  1

No. of EHL Shares for which you are accepting the Offer

 2A

TO ELECT FOR MORE NEW ESIHL SHARES UNDER THE MIX AND MATCH FACILITY
Complete Box  1 , Box  2A , Box  4  and Box  7  and sign Box  3  .
OR
Box  2A

No. of EHL Shares for which you are electing for additional New ESIHL Shares rather than cash consideration (maximum: the number entered in Box  1  )

 2B

TO ELECT FOR ADDITIONAL CASH UNDER THE MIX AND MATCH FACILITY
Complete Box  1 , Box  2B , Box  4  and Box  7 and sign Box  3  .

Box  2B

No. of EHL Shares for which you are electing for additional cash consideration rather than New ESIHL Shares (maximum: the number entered in Box  1  )

 3

SIGN HERE TO ACCEPT THE OFFER	Box 3

Execution by individuals

Signed and delivered as a deed by:	Witnessed by:

1	1	Name	Address

Signature

	2	Name	Address
2

Signature

	3	Name	Address
3

Signature

	4	Name	Address
4

Signature

Note: All holders of EHL Shares who are individuals should sign the Form of Acceptance in the presence of a witness who should also sign Box  3  and print his/her name and address where indicated. The witness must be over 18 years of age, must not be a family member of the EHL Shareholder(s) in question and must not be one of the joint registered holders. The same witness may witness on behalf of all or any registered holders.

Execution by a company

*Executed as a deed by/under the common seal of the company named on the right in the presence of/acting by:	Name of company:

Signature of director
Name of director

Signature of director/secretary	*Name of director/secretary
*delete as appropriate	Affix seal here

 4

FULL NAME(S) AND ADDRESS(ES)	Box 4

First registered holder	Third registered holder

Forename(s)	Forename(s)

Surname (Mr/Mrs/Miss/Title)	Surname (Mr/Mrs/Miss/Title)

Address	Address

Postcode	Postcode

Second registered holder	Fourth registered holder

Forename(s)	Forename(s)

Surname (Mr/Mrs/Miss/Title)	Surname (Mr/Mrs/Miss/Title)

Address	Address

Postcode	Postcode

 5

OVERSEAS SHAREHOLDERS
Please put “No” in Box  5  , if you are unable to give the warranties relating to overseas shareholders in paragraph (b) of Part C of Appendix I to the Offer Document

Box  5

 6

ALTERNATIVE ADDRESS
Address, if not as specified in Box  4 , outside a Restricted Jurisdiction to which consideration pursuant to the Offer is to be sent.
Box  6

Name

Address

Postcode

 7

DAYTIME TELEPHONE NUMBER
Box  7

Daytime telephone number

FURTHER NOTES ABOUT COMPLETING AND LODGING THIS
FORM OF ACCEPTANCE
In order to be effective, this Form of Acceptance must, except as mentioned below, be signed personally by the registered holder or, in the case of a joint holding, by ALL the joint holders and each individual signature must be independently witnessed. A company may execute this Form of Acceptance under its common seal, the seal being affixed and witnessed in accordance with its articles of association or other regulations. Alternatively, a company may execute this Form of Acceptance by a director and the company secretary or by two directors of the company signing the Form of Acceptance in accordance with section 44 of the Companies Act 2006, and a company incorporated outside England and Wales may sign in accordance with the laws of the relevant territory in which the relevant company is incorporated. In both cases, execution should be expressed to be by the company and each person signing the Form of Acceptance should state the office which he/she holds and insert the name of the company above or alongside his/her signature.
In order to avoid delay and inconvenience to yourself, the following points may assist you:
1. If a holder is away from home (e.g. abroad or on holiday)
Send this Form of Acceptance and the Offer Document by the quickest means (e.g. air mail), but not in or into a Restricted Jurisdiction, to the holder for execution or, if he/she has executed a power of attorney giving sufficient authority, have this Form of Acceptance signed by the attorney in the presence of a witness. In the latter case, the power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971) must be lodged with this Form of Acceptance for noting (see paragraph 7 below). No other signatures are acceptable.
2. If you have sold or transferred all of your EHL Shares
You should pass this Form of Acceptance together with the Offer Document and the reply paid envelope at once, to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee. However, this Form of Acceptance and the Offer Document should not be forwarded or transmitted in or into a Restricted Jurisdiction.
3. If the sole holder has died
If a grant of probate or letters of administration has/have been registered with EHL, this Form of Acceptance must be signed by the personal representative(s) of the deceased holder, each in the presence of a witness, and returned either by post or by hand to Execution Noble Limited at the address given on page 1. If a grant of probate or letters of administration have not been registered with EHL, the personal representative(s) or the prospective personal representative(s) should sign this Form of Acceptance, each in the presence of a witness, and return it with the share certificate(s) or other document(s) of title to Execution Noble Limited at the address given on page 1. However, the grant of probate or letters of administration must be lodged with Execution Noble Limited before the consideration due under the Offer can be forwarded to the personal representative(s).
4. If one of the joint holders has died
This Form of Acceptance must be signed by all the surviving holders in the presence of a witness and lodged with Execution Noble Limited at the address given on page 1 with the share certificate(s) and/or other documents of title and accompanied by the death certificate, the grant of probate or letters of administration in respect of the deceased holder.
5. If your share certificate(s) are held by your stockbroker, bank or some other agent
Complete this Form of Acceptance and, if the share certificate(s) is/are readily obtainable, deliver this completed Form of Acceptance to your bank, stockbroker or other agent for lodging with Execution Noble Limited at the address given on page 1 accompanied by the share certificate(s) and/or other document(s) of title. If the share certificate(s) is/are not readily obtainable, send this Form of Acceptance duly completed to Execution Noble Limited at the address given on page 1 together with a note saying, for example, “Share certificate(s) to follow” and arrange for the share certificate(s) to be forwarded to Execution Noble Limited at the address given on page 1 as soon as possible thereafter. It is helpful for your agent to be informed of the full terms of the Offer.

6. If your share certificate(s) have been lost
Complete this Form of Acceptance and lodge it, together with any share certificate(s) available, with Execution Noble Limited at the address given on page 1 accompanied by a letter stating that you have lost one or more of your share certificate(s). At the same time, you should write to Execution Noble Limited at the address given above, requesting that it sends you a letter of indemnity for completion. When completed, the letter of indemnity must be lodged with Execution Noble Limited at the address given on page 1 in support of this Form of Acceptance as soon as possible thereafter.
7. If this Form of Acceptance is signed under a power of attorney
The completed Form of Acceptance, together with the share certificate(s) and/or other document(s) of title, should be lodged with Execution Noble Limited at the address given on page 1, accompanied by the original power of attorney (or a copy thereof duly certified in accordance with the Powers of Attorney Act 1971). The power of attorney will be noted and returned as directed.
8. If your name or other particulars differ from those appearing on your share certificate(s), for example:
(a)	Name on the certificate James Smith

Correct name James John Smith

Complete this Form of Acceptance with the correct name and lodge it with Execution Noble Limited at the address given on page 1 accompanied by your share certificate(s) and by a letter from your bank, stockbroker or solicitor confirming that the person described on the share certificate(s) and the person who has signed this Form of Acceptance are one and the same.

(b)	Incorrect address on the share certificate(s)

Write the correct address in Box 4 of this Form of Acceptance.

(c)	Change of name

If you have changed your name, lodge your marriage certificate or the deed poll or, in the case of a company, a copy of the certificate of incorporation on change of name, with this Form of Acceptance for noting.
9. If you are not resident in the United Kingdom
The attention of EHL Shareholders not resident in the UK is drawn, in particular, to paragraph 2 of Part B and paragraph (b) of Part C of Appendix I to the Offer Document.
Without prejudice to Part B of Appendix I to the Offer Document, ESIHL reserves the right to treat as valid any acceptance of the Offer which is not entirely in order or which is not accompanied by the relevant share certificate(s) and/or other document(s) of title. In that event, no payment of cash or allotment of New ESIHL Shares under the Offer will be made until after the relevant share certificate(s) and/or other document(s) of title or indemnities satisfactory to ESIHL have been received by Execution Noble Limited at the address given on page 1. Notwithstanding that no share certificate(s) and/or other documents of title is/are delivered with this Form of Acceptance, the form, if otherwise valid and accompanied by an appropriate endorsement or certification to the effect that the EHL Shares referred to therein are available for acceptance signed on behalf of EHL and delivered to Execution Noble Limited at the address given on page 1 may be treated as valid for all purposes, including an election under the Mix and Match Facility.
Notice to US Investors
The Offer relates to the shares of an English company and is proposed to be made by means of a takeover offer under English law. Accordingly, the Offer is subject to the disclosure requirements and practices applicable in England to a takeover offer, which differ from the disclosure requirements of the United States.
Financial information included in this document has been prepared in accordance with accounting standards applicable in the United Kingdom and thus may not be comparable to the financial information of US companies or companies whose financial statements are prepared in accordance with generally accepted accounting principles in the United States.
It may be difficult for investors to enforce their rights and any claim they may have arising under the federal securities laws, since ESIHL and EHL are non-US companies, and some or all of their officers and directors are residents of countries other than the United States. Investors may not be able to sue a non-US company or its officers or directors in a non-US court for violations of the US securities laws. It may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s judgment.